Exhibit 10.2

For Bank Use Only	Reviewed by

Due JANUARY 31, 2010

Customer # 1842832664		Loan # 26

TERM NOTE
(For Term Loan Agreement)

$500,000.00	MARCH 30, 2009

FOR VALUE RECEIVED, the undersigned borrower (the “Borrower”), promises to pay to the order of U.S. BANK N.A. (the “Bank”), the principal sum of  FIVE HUNDRED THOUSAND AND NO/100 Dollars ($ 500,000.00).

Interest.

The unpaid principal balance will bear interest at an annual rate equal to 2.000% plus the prime rate announced by the Bank.

The interest rate hereunder will be adjusted each time that the prime rate changes.

Payment Schedule.

Principal and interest are payable according to the Payment Schedule Rider attached to this Note.

Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

Subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of 5.00% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank’s right to declare a default hereunder.

Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

This Term Note constitutes the Note issued under a Term Loan Agreement dated as of the date hereof between the Borrower and the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby was made and a description of the terms and conditions upon which the maturity of this Note may be accelerated, and for a description of the collateral securing this Note.

1129A ©us bancorp 2001	4/06

This Note is a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, the holder of this Note may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Note that is an authoritative copy as defined in such law. The holder of this Note may store the authoritative copy of such Note in its electronic form and then destroy the paper original as part of the holder’s normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Term Note, are hereby expressly incorporated by reference.

The Borrower hereby acknowledges the receipt of a copy of this Note.

(Individual Borrower)		American Wagering, Inc.
Borrower Name (Organization)

		a	Nevada Corporation

Borrower Name	N/A	By	/s/ Victor J. Salerno, President

		Name and Title	Victor J. Salerno, President

By

Borrower Name	N/A	Name and Title

ADDENDUM TO TERM LOAN AGREEMENT AND NOTE

This Addendum is made part of the Term Loan Agreement and Note (the “Agreement”) made and entered into by and between the undersigned borrower (the “Borrower”) and the undersigned bank (the “Bank”) as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Agreement.

Irregular Payment Schedule. The following payment schedule is hereby added to the Note:

Interest is payable beginning March 31, 2009 and on the same date of each consecutive month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal.

Principal is then payable on the last day of each consecutive month as follows:

Principal is then payable in six (6) installments of $25,000.00 each, beginning March 31, 2009.

Principal is then payable in four (4) installments of $70,000.00 each, beginning September 30, 2009 plus a final payment equal to all unpaid principal on January 31, 2010, the maturity date.

Dated as of	March 30, 2009

(Individual)		(Non-Individual)

Borrower Name N/A		American Wagering, Inc.
		a/an	Nevada Corporation

By:
Borrower Name N/A		Name and Title Victor J. Salerno, President

By:
Name and Title N/A

Agreed to:
U.S. BANK N.A.

By:
Name and Title Karal A. Presley, Vice President

ADDENDUM TO TERM LOAN AGREEMENT AND NOTE

This Addendum is made part of the Term Loan Agreement and Note (the “Agreement”) made and entered into by and between the undersigned borrower (the “Borrower”) and the undersigned bank (the “Bank”) as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Agreement.

Amended and Restated Note. This Amended and Restated Note (this “Note”) is issued as an amendment and restatement of, but not in payment of, Borrower’s promissory note dated April 17, 2008, payable to the order of the Bank in the original principal amount of $500,000.00, as amended, supplemented, extended or otherwise modified (the “Original Note”). If the existing principal balance of the Original Note exceeds the stated principal amount of this Note, then concurrently with the delivery of this Note, Borrower shall pay to Bank an amount sufficient to reduce said principal amount to the stated principal amount of this Note. All interest accrued but unpaid on the Original Note shall be due and payable in full on the first interest payment date under this Note. All agreements and documents evidencing, securing, guarantying and otherwise related to the Original Note or the indebtedness evidenced thereby, whether or not identified in this Note, continue in full force and effect, except to the extent that any such agreement or document may have been wholly or partially released in a writing signed by the Bank. Any and all references to the Original Note in any agreement or document are hereby amended to refer to this Note.

Amended and Restated Agreement. This Amended and Restated Agreement (this “Restated Agreement”) is issued as an amendment and restatement of the loan agreement or credit agreement between Borrower and Bank dated April 17, 2008 pertaining to a loan facility in the original principal amount of $500,000.00, as amended, supplemented, extended or otherwise modified (the “Original Agreement”). All agreements and documents evidencing, securing, guarantying and otherwise related to the Original Agreement or the indebtedness evidenced thereby, whether or not identified in this Restated Agreement, continue in full force and effect, except to the extent that any such agreement or document may have been wholly or partially released in a writing signed by Bank. Any and all references to the Original Agreement in any agreement or document are hereby amended to refer to this Restated Agreement.

Financial Information and Reporting. This provision replaces in its entirety the provision of the Agreement titled “Financial Information and Reporting”. Financial terms used herein which are not specifically defined herein shall have the meanings ascribed to them under generally accepted accounting principles. For any Borrower who does not have a separate fiscal year end for tax reporting purposes, the fiscal year will be deemed to be the calendar year. The financial statements and other information previously provided to Bank or provided to Bank in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in Borrower’s financial condition since such information was provided to Bank. Borrower will (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide Bank with such information concerning its business affairs and financial condition (including insurance coverage) as Bank may request; and (iii) without request, provide to Bank the following financial information, in form and content acceptable to Bank, pertaining to Borrower:

Annual Financial Statements: Not later than 180 days after the end of each fiscal year, annual financial statements, audited by a certified public accounting firm acceptable to Bank.

Interim Financial Statements: Not later than 120 days after the end of each fiscal quarter, interim financial statements, prepared by Borrower.

Dated as of	March 30, 2009	(Non-Individual)

(Individual)		American Wagering, Inc.
a/an Nevada Corporation

Borrower Name n/a
		By:	/s/ Victor J. Salerno
Name an Title Victor J. Salerno, President
Borrower Name n/a
Agreed to:
U.S. BANK N.A.

By:
Name an Title Karal A. Presley, VicePresident